UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2009
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC.
(Exact name of registrant as specified in charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1789 W. Littleton Blvd. Littleton, CO 80120
(Address of principal executive offices)

(303) 730-9994
Registrant's telephone number, including area code:

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On March 12, 2009, the Company and Paul G. Laird and Les Bates agreed to cancel their respective employment agreements and enter into new employment agreements, effective March 1, 2009. Pursuant Mr. Laird’s new employment agreement (the “Laird New Employment Agreement”), Mr. Laird shall be paid a base salary of $160,000 per year, adjusted annually at the rate of inflation as measured by the federal Consumer Price Index, or $6,000, whichever is greater. Pursuant Mr. Bates new employment agreement (the “Bates New Employment Agreement”), Mr. Bates shall be paid a base salary of $150,000 per year, adjusted annually at the rate of inflation as measured by the federal Consumer Price Index, or $6,000, whichever is greater. Mr. Laird and Mr. Bates are each entitled to a bonus as determined by the Company’s Board of Directors. The Laird New Employment Agreement and the Bates New Employment Agreement expire on December 31 2009; however, they are automatically renewable on an annual basis for additional one-year increments.

        Both the Laird New Employment Agreement and the Bates New Employment Agreement contain provisions under which we will be obligated to pay Mr. Laird and Mr. Bates all compensation for three months together with heath insurance for the remaining term of the agreement.

        Messrs Laird and Bates agreed to the following changes to the options that were previously granted by the Company: summarized as follows:

1.	The vesting date of all options previously granted to Employee shall be reduced to five (5) years from the date of grant, with the exception of such options which were granted in July of 2008. The following table shows the revised expiration date and exercise price.

	Amended
Exercise	Exipiration	Shares
Price	Date	Laird	Bates
$ 1.00	05/31/09	25,000
$ 1.00	05/31/09		25,000
$ 1.15	05/12/10		75,000
$ 1.15	05/12/10	75,000
$ 0.75	10/25/09	100,000
$ 0.75	10/25/09		100,000
$ 1.25	11/10/11	1,250,000
$ 1.25	11/10/11		1,000,000
		1,450,000	1,200,000

2.	The term of options granted in July 2008 with an exercise price of $1.01, granted to Mr. Laird for 1,250,000 shares and Mr. Bates for 1,000,000 shares was changed from an expiration date of July 23, 2018 to an expiration date of March 1, 2012, and will vest on a pro-rata basis quarterly from March 1, 2009 until March 1, 2012.

        The foregoing description of the Laird New Employment Agreement and the Bates New Employment Agreement do not purport to be complete and are qualified in its entirety by reference to their respective employment agreements, attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

        In connection with the amendment to the Bylaws reflected in Item 5.03 below, Mr. Laird resigned as Chairman of the Board and the Board of Directors elected board member, Mr. Symak Veera as Chairman.

Item 5.03    Amendment to Articles of Incorporation of Bylaws; Change in Fiscal Year.

        On March 12, 2009, the Board of Directors amended the Bylaws to reflect a separation of duties between the Chairman of the Board, the Chief Executive Officer and President. The amended Bylaws provide that the Chairman can be other than the Chief Executive Officer of the Corporation.

Item 9.01   Financial Statements and Exhibits.

        The following is a complete list of Exhibits filed as part of this report on Form 8-K. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-B.

Exhibit No.	Description

3.1	Amended Bylaws

10.1	Paul G. Laird Employment Agreement Effective March 1, 2009

10.2	Les Bates Employment Agreement Effective March 1, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.
Date: March 18, 2009
	By:	/s/ Les Bates
Treasurer, Chief Accounting and Financial Officer, Secretary and Director